                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports and the incorporation by reference in this registration statement of our reports dated October 31, 1996 included in or made a part of this registration statement and in The Shaw Group Inc.'s Form 10-K for the year ended August 31, 1996 and to all references to our Firm included in this registration statement.


HANNIS T. BOURGEOIS & CO., L.L.P.

Baton Rouge, Louisiana

December 9, 1996